EXECUTION COPY


                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           NAPRO BIOTHERAPEUTICS, INC.

                                       AND

                               ABBOTT LABORATORIES

                                  JULY 23, 1999








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                                TABLE OF CONTENTS

                                                                                                       Page


RECITALS..................................................................................................1
TERMS AND CONDITIONS......................................................................................1
         1.      Definitions..............................................................................1
         2.      Purchase and Sale........................................................................4
                  (a)    Purchase and Sale of the Initial Shares..........................................4
                  (b)    Purchase and Sale of the Additional Shares.......................................4
                  (c)    Conditions to Obligations of Abbott to Purchase Additional Shares................5
                  (d)    Conditions to Obligations of NaPro for the Additional Shares.....................7
                  (e)    Certain Adjustments..............................................................7
         3.      Representations and Warranties of NaPro..................................................8
                  (a)    Authority of NaPro...............................................................8
                  (b)    Validity.........................................................................9
                  (c)    Capitalization...................................................................10
                  (d)    SEC Filings......................................................................11
                  (e)    Absence of Certain Changes.......................................................13
                  (f)    ERISA............................................................................13
                  (g)    Proprietary Rights...............................................................13
                  (h)    Litigation.......................................................................13
                  (i)    Investment Company...............................................................14
         4.      Representations and Warranties of Abbott.................................................14
                  (a)    Authority of Abbott..............................................................14
                  (b)    Validity.........................................................................14
                  (c)    Resale...........................................................................15
                  (d)    Receipt of Information...........................................................15
         5.      Registration Rights......................................................................15
                  (a)    Demand Registration Rights.......................................................16
                  (b)    Conditions to Demand Registration................................................16
                  (c)    Piggyback Registration...........................................................17
                  (d)    Expenses.........................................................................19
                  (e)    Indemnification..................................................................19
                  (f)    Provisions Applicable to all Registrations.......................................21
         6.      Certain Limitations......................................................................28
         7.      Holdback.................................................................................29
         8.      SEC Filings; Public Information..........................................................30
         9.      [Reserved]...............................................................................30
         10.     Listing of Shares........................................................................30
         11.     Press Releases...........................................................................31
         12.     Alternative Dispute Resolution...........................................................31
                  (a)    Contract Breach/Cure.............................................................31
                  (b)    Disputes, etc....................................................................32



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                  (c)    Exclusive Remedy.................................................................32
                  (d)    Judicial Review..................................................................32
         13.     Miscellaneous............................................................................32
                  (a)    Survival.........................................................................32
                  (b)    Parties and Interest.............................................................33
                  (c)    Entire Transaction...............................................................33
                  (d)    Assignment.......................................................................33
                  (e)    Counterparts.....................................................................33
                  (f)    Headings.........................................................................33
                  (g)    Notices..........................................................................33
                  (h)    Governing Law....................................................................35
                  (i)    Amendments and Waivers...........................................................35
                  (j)    Severability.....................................................................35
                  (k)    Expenses.........................................................................35
                  (l)    Construction.....................................................................36
                  (m)    Restrictions on Transfer.........................................................36
                  (n)    Legends..........................................................................37
                  (o)    Specific Performance.............................................................38
                  (p)    Incorporation of Schedules.......................................................38

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                                                                  EXECUTION COPY


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of July 23, 1999, by and between NaPro BioTherapeutics, Inc., a Delaware corporation ("NaPro"), and Abbott Laboratories, an Illinois corporation ("Abbott"). Each of NaPro and Abbott are referred to in this Agreement as a "Party" and collectively, the "Parties."

                                    RECITALS
         WHEREAS, NaPro and Abbott are simultaneously with this Agreement entering into a Development, License and Supply Agreement dated as of July 23, 1999 (the "Development Agreement") pursuant to which, among other things, (i) Abbott will purchase bulk Paclitaxel from NaPro, (ii) Abbott and NaPro shall work together to develop and obtain necessary regulatory approvals for one or more formulations of Paclitaxel, (iii) Abbott will obtain a license to certain technology owned by NaPro covering formulation or use of Paclitaxel, and (iv) Abbott may manufacture and will sell finished Paclitaxel products(s);
         WHEREAS, NaPro and Abbott are simultaneously with this Agreement entering into a Loan and Security Agreement dated as of July 23, 1999 (the "Loan Agreement") in part to finance the process of developing formulations of Paclitaxel;
         WHEREAS, Abbott wishes to subscribe for and purchase, and NaPro wishes to issue and sell, certain shares of the voting Common Stock, par value $.0075 per share (the "Common Stock"), of NaPro identified in Section 2, on the terms and subject to the conditions of this Agreement.




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         NOW, THEREFORE, in consideration of the premises and the respective promises made in this Agreement, and in consideration of the representations, warranties, and covenants contained in this Agreement, the Parties agree as follows:
                              TERMS AND CONDITIONS
                  1.      Definitions.

         "Abbott" shall have the meaning set forth in the preamble to this Agreement.
         "Affiliate" shall mean with respect to a Person, any other person Controlling, Controlled by or under common Control with such Person. With respect to Abbott, the term "Affiliate" shall specifically exclude TAP Holdings Inc., TAP Finance Inc. and TAP Pharmaceuticals Inc.
         "Additional Closing Dates" shall mean each of the First Additional Closing Date and the Second Additional Closing Date.
         "Additional Shares" shall mean each of the First Additional Shares and the Second Additional Shares.
         "Application for Regulatory Approval" shall have the meaning given it in the Development Agreement.
         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of Chicago are authorized by law to close.
         "Change in Control" shall mean a merger of NaPro with or into, or the sale of all or substantially all of the assets of NaPro to, any company the equity market capitalization of which is at least fifteen billion dollars ($15,000,000,000) and that is engaged primarily in the manufacture, distribution or sale of pharmaceutical or health care products.
         "Common Stock" shall have the meaning set forth in the Recitals to this Agreement.
         "Control" and the correlative terms "Controlling" and "Controlled" shall mean the power, whether or not exercised, directly or indirectly to direct the management and policies of a Person whether by contract, through the ownership of voting securities or otherwise.
         "Development Agreement" shall have the meaning set forth in the Recitals to this Agreement.



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         "Development Committee' shall have the meaning given it in the
Development Agreement.
         "Development Program" shall have the meaning given it in the Development Agreement.
         "FDA" shall have the meaning given it in the Development Agreement. "Finished Product" shall have the meaning given it in the Development
Agreement.
         "First Additional Closing Date" shall have the meaning given in Section 2(b)(iii).
         "First Additional Shares" shall have the meaning set forth in Section 2(b)(i).
         "Initial Shares" shall have the meaning set forth in Section 2(a)(i). "Knowledge" means actual knowledge after reasonable inquiry and investigation.
         "NaPro" shall have the meaning set forth in the preamble to this Agreement.
         "NDA" shall have the meaning given it in the Development Agreement. "Paclitaxel" shall have the meaning given it in the Development
Agreement.
         "Person" means an individual, partnership, trust, corporation, joint venture, limited liability company, association, government bureau or agency or other entity of whatever kind or nature.
         "Primary Offering" shall have the meaning given it in Section 5(b). "Registrable Securities" means shares of Common Stock, other than the
Registrable Shares, that are subject to registration rights under written agreements with NaPro.
         "Registrable Shares" means (i) such of the Shares as have been issued at any time, (ii) any other securities received on account of such of the Shares as have been issued at any time in any stock split, stock dividend, recapitalization, merger, consolidation or similar event, and (iii) any other shares of Common Stock acquired pursuant to the terms of this Agreement and any other securities received on account of such shares in any stock split, stock dividend, recapitalization, merger, consolidation or similar event; provided, however, that such securities will cease to be Registrable Shares when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) have been sold in compliance with an exemption under the Securities Act, (iii) may, in the opinion of counsel to NaPro addressed to Abbott and NaPro, reasonably satisfactory to Abbott and its counsel, be offered




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and sold by Abbott without registration under the Securities Act pursuant to
Rule 144(k) and that following such offer and sale, such Registrable Shares shall not be "restricted securities" within the meaning of Rule 144, or (iv) shall have ceased to be outstanding.
         "SEC" shall have the meaning given it in Section 4(d).
         "Second Additional Closing Date" shall have the meaning set forth in
Section 2(b)(iii).
         "Second Additional Shares" shall have the meaning set forth in Section 2(b)(ii).
         "Securities Act" means the Securities Act of 1933, as amended. "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.
         "Shares" means all of the Initial Shares, the First Additional Shares and the Second Additional Shares outstanding at any time.
         References to Sections and Schedules are references to the Sections and Schedules of this Agreement unless otherwise stated.
                  2.      Purchase and Sale.
                  (a)      Purchase and Sale of the Initial Shares.
                            (i) Against delivery of the purchase price therefor,
NaPro hereby sells and issues to Abbott, and Abbott hereby subscribes for and purchases, 400,000 shares of Common Stock (the "Initial Shares"). The purchase price for the Initial Shares shall be $5.00 per share of Common Stock or $2,000,000 in the aggregate.
                            (ii) Abbott hereby delivers to NaPro the payment
described in Section 2(a)(i) by wire transfer of immediately available funds, and (ii) NaPro hereby delivers to Abbott the duly executed and authenticated stock certificates, representing all of the Initial Shares to be purchased by Abbott pursuant to Section 2(a)(i). The certificates representing the Initial Shares shall bear the legend set forth in Section 13(n).
                  (b)      Purchase and Sale of the Additional Shares.
                            (i) [THIS PORTION HAS BEEN REDACTED] NaPro shall
sell to Abbott, and Abbott shall purchase from NaPro, 400,000 shares of Common Stock (the "First




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         Additional Shares") at a purchase price of $5.00 per share of Common
         Stock or $2,000,000 in the aggregate.
                                    (ii) [THIS PORTION HAS BEEN REDACTED] NaPro
shall sell to
         Abbott, and Abbott shall purchase from NaPro, 1,200,000 Shares (the "Second Additional Shares") at a purchase price of $5.00 per share of Common Stock or $6,000,000 in the aggregate.

                           (iii) Abbott and NaPro shall agree on a mutually acceptable Business Day within the times specified in Section 2(b)(i) and 2(b)(ii) on which thc sale and purchase of the First Additional Shares (the "First Additional Closing Date") and the sale and purchase of the Second Additional Shares (the "Second Additional Closing Date") shall take place. At least forty eight (48) hours prior to each Additional Closing Date, NaPro shall deliver to Abbott written wire transfer instructions for the payment of the purchase price for the Additional Shares to be sold and purchased pursuant to the terms of this Section 2(b), which instructions shall include NaPro's bank name and address, ABA routing number and NaPro's account number.
                  (c) Conditions to Obligations of Abbott to Purchase Additional Shares. The obligations of Abbott to purchase each of the Additional Shares are subject to the satisfaction on or prior to each Additional Closing Date of all of the following conditions, unless waived by Abbott:

                            (i) Representations and Warranties. The
representations and warranties of NaPro set forth in this Agreement shall be true and correct as of the date of this Agreement and as if made at and as of each Additional Closing Date, except for such changes as are disclosed in NaPro's filings with the SEC after the date of this Agreement, and Abbott shall have received a certificate or certificates signed by a responsible officer of NaPro to such effect.

                            (ii) Performance of Obligations. NaPro shall have
performed all obligations required to be performed by it under this Agreement prior to each Additional Closing Date, and Abbott shall have received a certificate signed by a responsible officer of NaPro to such effect.




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                            (iii) Other Documents. NaPro shall have delivered to
Abbott (i) a copy of the Certificate of Incorporation of NaPro, as in effect on the each Additional Closing Date, certified by the Secretary of State of the State of Delaware, if amended since the date of this Agreement, (ii) a certificate of the Secretary of State of the State of Delaware, as of the most recent practicable date, as to the good standing of NaPro, and (iii) a certificate of the Secretary of NaPro dated as of the applicable Additional Closing Date, certifying as to the Board Resolutions authorizing the execution and delivery of this Agreement and the other transactions contemplated hereby, and that such resolutions have not been amended or repealed and are in full force and effect as of such Additional Closing Date.
                            (iv) Development Agreement. The Development
Agreement shall be in full force and effect, and no notice of termination shall have been given thereunder.
                            (v) Regulatory Approvals, etc. Any required
regulatory approvals and/or associated waiting periods applicable to the sale and purchase of the Additional Shares shall have been obtained and/or expired.
                            (vi) Certificates for the Additional Shares. NaPro
shall have delivered to Abbott valid certificates for the First Additional
Shares or the Second Additional Shares, as the case may be, registered in Abbott's name.
                            (vii) Change in Control. There shall not have
occurred or be pending any Change in Control other than a Change in Control to which Abbott has consented in writing. A Change in Control shall be considered "pending" for purposes of this Section 2(c)(vii) upon the execution of a definitive agreement to consummate a Change in Control transaction conditioned only on stockholder approval.
                   (d) Conditions to Obligations of NaPro for the Additional Shares. The obligations of NaPro to consummate the transactions contemplated hereby in connection with each of the Additional Shares are subject to the satisfaction on or prior to each Additional Closing Date of all of the following conditions, unless waived by NaPro:




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                            (i) Representations and Warranties. The
representations and warranties of Abbott set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of each Additional Closing Date and NaPro shall have received a certificate or certificates signed by a responsible officer of Abbott to such effect.
                            (ii) Performance of Obligations of Abbott. Abbott
shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to each Additional Closing Date and NaPro shall have received a certificate or certificates signed by a responsible officer of Abbott to such effect.
                            (iii) Regulatory Approvals, etc. Any required
regulatory approvals and/or associated waiting periods applicable to the sale and purchase of the Additional Shares shall have been obtained and/or expired.
                            (iv) Payment. Abbott shall have delivered to NaPro
the applicable purchase price for the First Additional Shares or the Second Additional Shares, as the case may be.

                  (e) Certain Adjustments. If NaPro at any time effects a subdivision or combination of the outstanding Common Stock, the purchase price for the Additional Shares shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment. If NaPro at any time pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, the purchase price for the Additional Shares shall be adjusted by multiplying it by a fraction:
                           (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution; and



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                            (ii) the denominator of which shall be the total
number of shares of Common Stock outstanding immediately after such dividend or distribution (plus, if NaPro paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had NaPro issued fractional shares instead of cash); in each case effective automatically as of the date NaPro shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution). Whenever the purchase price for the Additional Shares shall be adjusted, NaPro shall make a certificate signed by a corporate officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the purchase price for the Additional Shares after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail postage prepaid) to Abbott promptly after each adjustment.

         3. Representations and Warranties of NaPro. NaPro represents and warrants to Abbott that, as of the date of this Agreement:
                  (a) Authority of NaPro. NaPro is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and each of NaPro's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or county of incorporation. NaPro and each of its subsidiaries has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary or advisable, except where the failure to be so licensed or qualified would not have a material adverse effect on NaPro and its subsidiaries taken as a whole. NaPro has the corporate power and authority to execute and deliver this Agreement, and to perform its obligations under this Agreement, including the issuance, sale and delivery of the Shares. All




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corporate action required to be taken by NaPro to authorize the execution, delivery and performance of this Agreement, including (i) the issuance, sale and delivery of the Shares and (ii) the approval of any transaction or series of transactions authorized or permitted under Section 2 of this Agreement in which Abbott may become an "interested stockholder" (as defined in Section 203 of the Delaware General Corporation Law) which transaction or series of transactions do not violate the terms of this Agreement, has been duly taken.
                  (b) Validity. This Agreement has been duly executed and delivered by NaPro and constitutes the valid and legally binding obligation of NaPro, enforceable against NaPro in accordance with its terms and conditions. The execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement by NaPro is not prohibited by, does not violate, conflict with, or require consent under any provision of, and does not result in a default under, and does not and will not permit the acceleration of any obligation under (in each case, with or without the giving of notice or the passage of time, or both): (i) the charter or bylaws of NaPro; (ii) any material contract, agreement, mortgage, indenture, lease, license or other instrument, permit or franchise to which NaPro or its subsidiaries is a party or by which NaPro is bound or applicable to NaPro or its properties; (iii) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to NaPro or its subsidiaries or their properties; or (iv) any law, rule or regulation applicable to NaPro or its subsidiaries, except in the case of clauses (ii), (iii) and (iv) for such violations, conflicts, consents, defaults or accelerations that would not affect the enforceability of this Agreement in accordance with its terms or otherwise have a material adverse effect on the purchase or sale of the Shares. Assuming the truth of the representations and warranties set forth in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any court, administrative agency or commission or other governmental authority or other Person is or will be required by, or with respect to, NaPro in connection with the execution and delivery of this Agreement, the issuance, offer and sale of the Shares or the consummation by NaPro of the transactions



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contemplated by this Agreement, except for the filing of notices as may be required under applicable federal and state securities laws and the laws of any foreign country which notices have been or will be timely filed by NaPro.
                  (c)      Capitalization.
                           (i) As of the close of business on July 22, 1999, the authorized capital stock of NaPro consists of (A) 30,000,000 shares of voting Common Stock, par value $.0075 per share, of which 21,458,681 shares are issued and outstanding and 539,867 shares are held in treasury, (B) 1,000,000 shares of non-voting Common Stock, par value $.0075 per share (each share of which is convertible on disposition into voting Common Stock), of which 395,000 shares are issued and outstanding, and (C) 2,000,000 shares of preferred stock, par value $.001 per share, of which 2,807 shares are issued and outstanding.
                           (ii) All of the issued and outstanding shares of capital stock of NaPro have been duly authorized and validly issued, are fully paid and nonassessable, and were issued either pursuant to an effective registration statement under applicable state and federal securities laws or an applicable exemption from such registration requirements.
                           (iii) The sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been waived and, when issued, sold and delivered as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth in this Agreement or as otherwise required by such laws at the time a transfer is proposed.
                           (iv) Except as set forth on Schedule 3(c): (A) there are no outstanding or authorized convertible or exchangeable securities of NaPro, options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or agreements or commitments pursuant to which any Person has any rights to acquire from NaPro, and NaPro does not have any obligations, contingent or otherwise, to repurchase, redeem or otherwise acquire, any shares of



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         capital stock or voting securities of NaPro; (B) there are no outstanding or authorized stock appreciation, phantom stock or similar rights of NaPro; (C) there are no existing rights to require NaPro to register any of its securities under the Securities Act; and (D) there are no voting trusts, proxies or any other agreements or understandings to which NaPro is a party or of which it has Knowledge with respect to the voting of the capital stock or voting securities of NaPro.
                           (v) Except as set forth on Schedule 3(c), all of the issued and outstanding shares of capital stock of each subsidiary of NaPro have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by NaPro free and clear of any lien or encumbrance. None of the capital stock of any such subsidiary was issued in violation of the preemptive or similar rights of any other Person. Except as set forth in Schedule 3(c), there are no outstanding options, warrants or similar rights to acquire capital stock of any subsidiary of NaPro.
                  (d)      SEC Filings.
                           (i) NaPro has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1995, and NaPro has heretofore made available to Abbott, in the form filed with the SEC (including any exhibits thereto): (A) the Annual Reports on Form 10-K of NaPro for the fiscal years ended December 31, 1995, December 31, 1996, and December 31, 1997, and December 31, 1998 (the "1998 Annual Report"); (B) all proxy and information statements relating to meetings of stockholders of NaPro (whether annual or special) held since January 1, 1995; and
         (C) all other reports and registration statements (including all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by NaPro with the SEC since January 1, 1995 (including all amendments to each of the foregoing, the forms, reports and other documents referred to in clauses (A) through (C) being referred to in this Agreement, collectively, as the "NaPro Disclosure Documents"). The NaPro Disclosure Documents: (x) were prepared in accordance


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         with the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations thereunder; and (y) did not at the time they were filed with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
                           (ii) Each of the consolidated financial statements (including any notes thereto) contained in the Annual Reports on Form 10-K of NaPro for the fiscal years ended December 31, 1995, December
         31, 1996, December 31, 1997, and December 31, 1998, was prepared in accordance with U.S. generally accepted accounting principles and all applicable rules of the SEC and fairly presents in all material respects the consolidated financial position, results of operations and cash flows of each of NaPro and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, subject, in the case of unaudited statements, to normal year-end adjustments. As of March 31, 1999, except as (A) set forth in the 1998 Annual Report or the Quarterly Report on Form 10-Q of NaPro for the quarter ended March 31,1999 (the "March 1999 Quarterly
         Report"); or (B) disclosed in Schedule 3(e), neither NaPro nor any of its consolidated subsidiaries had any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise). For purposes of the preceding sentence, a "material liability or obligation" is one that exceeds 5% of NaPro's consolidated assets as of December 31, 1998.
                  (e) Absence of Certain Changes. Since March 31, 1999, and except as: (i) set forth in the 1998 Annual Report or the March 1999 Quarterly Report; (ii) disclosed in Schedule 3(e); or (iii) as otherwise contemplated by the Loan Agreement, there has not been to NaPro's Knowledge, any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of NaPro and its subsidiaries, taken as a whole.


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                  (f) ERISA. Except as disclosed in the NaPro Disclosure
Documents or in Schedule 3(f), NaPro does not have any: (i) employee benefit plans, multi-employer plans and employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (as defined in section 3(2) or section 3(3) of ERISA); (ii) bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing, royalty pool, commission or similar plans or arrangements; or (iii) employment, consulting, termination or severance agreements.
                  (g) Proprietary Rights. Except as disclosed in the NaPro Disclosure Documents or in Schedule 3(g), to NaPro's Knowledge it owns, or possesses adequate rights to use, all material patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks or service marks, trade names and copyrights either described or referred to in the NaPro Disclosure Documents as being owned or used by NaPro or which are necessary for the conduct of its business as presently conducted, and NaPro has not been notified in writing of any claim by any Person to the contrary or any challenge by any Person to the rights of NaPro or any of its subsidiaries with respect to the foregoing.
                  (h) Litigation. Except as described in the NaPro Disclosure Documents or in Schedule 3(h): (i) there is no material claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against NaPro or any of subsidiaries, or involving their respective assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on NaPro); (ii) NaPro has no Knowledge of facts which, if known to its stockholders, customers, governmental authorities or competitors, NaPro believes would result in any such claim, dispute, action, proceeding, notice, order, suit, appeal or investigation that would have a material adverse effect on the assets, financial condition, cash flow or results of operations of NaPro and subsidiaries taken as a whole; and
(iii) NaPro is not subject to any material order, writ, injunction or decree or any court, agency, authority, arbitration panel or other tribunal, not is it in default with respect to any such order writ, injunction or decree.
                  (i) Investment Company. NaPro is not, and upon completion of the transactions contemplated by this Agreement and the Loan Agreement will not be, an "investment company" or a company controlled by an investment company within the meaning or the Investment Company Act of 1940.
         4. Representations and Warranties of Abbott. Abbott represents and warrants to NaPro that, as of the date of this Agreement:
                  (a) Authority of Abbott. Abbott is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. Abbott has the corporate power and authority to execute and deliver this Agreement, and to perform its obligations under this Agreement. All corporate action required to be taken by Abbott to authorize the execution, delivery and performance of this Agreement has been duly taken.
                  (b) Validity. This Agreement constitutes the valid and legally binding obligation of Abbott, enforceable against Abbott in accordance its terms and conditions. The execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement by Abbott is not prohibited by, does not violate, conflict with, or require consent under any provision of, and does not result in a default under (i) the charter or bylaws of Abbott; (ii) any material contract, agreement or other instrument to which Abbott is a party or by which Abbott is bound; (iii) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to Abbott; or (iv) any law, rule or regulation applicable to Abbott.
                  (c) Resale. Abbott is acquiring the Shares under this Agreement for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Abbott has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Shares and is able to bear the economic risk of such investment. Abbott acknowledges and agrees that



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none of the Shares has been registered under the Securities Act and that such
Shares may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with the terms of this Agreement and the Securities Act and that NaPro's transfer agent is authorized to place stop transfer instructions on the NaPro's stock transfer records and may refuse to transfer any Shares not transferred in compliance with this Agreement or the Securities Act or in compliance with the restrictions on transfer set forth in Section 13(m) and 13(n).
                  (d) Receipt of Information. Abbott has experience in evaluating and investing in companies in the same industry as NaPro and is able to assess the relative merits and risks of an investment in NaPro and to sustain a total loss on such investment. Abbott further represents that it has had an opportunity to ask questions and receive answers from NaPro regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of NaPro and its subsidiaries and to obtain additional information it considers necessary or appropriate for deciding whether to purchase the Shares. The foregoing, however, does not limit or modify the representations and warranties of NaPro in Section 3 of this Agreement or the right of Abbott to rely thereon.
         5.       Registration Rights.
                  (a) Demand Registration Rights. Upon the earlier of: (i) the date of the filing by NaPro of an NDA for a Finished Product with the FDA; and
(ii) two (2) years after the date of this Agreement, upon the written request of Abbott, NaPro, to the extent permitted by law and subject to the terms of this Agreement, shall register any Registrable Shares held by Abbott that Abbott requests to be registered pursuant to an effective registration statement under the Securities Act (a "Registration"); provided, however, that any such request shall be for at least 50% of the Registrable Shares held by Abbott (a Registration pursuant to this Section 5(a) is referred to in this Agreement as a "Demand Registration"). Abbott's request for a Demand Registration shall specify the number of Registrable Shares requested to be registered and whether such Shares are Initial Shares, First Additional Shares or Second Additional Shares or a combination thereof. Within ten (10) Business Days after receipt of any such request, NaPro will give written notice of such requested Registration to holders of Registrable Securities and will include in such Registration all Registrable Securities with respect to which NaPro has received written requests for inclusion therein within ten (10) Business Days after the receipt of NaPro's notice; provided, however, that if the Demand Registration relates to an underwritten offering and the managing underwriter shall advise NaPro or Abbott that, in its judgment, the number of shares proposed to be included in such offering should be limited, then NaPro shall promptly so advise each holder of Registrable Securities, and such Registrable Securities shall be excluded from the Demand Registration and offering prior to excluding any Registrable Shares held by Abbott. If the offering to be covered by the Demand Registration is an underwritten offering, Abbott shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which counsel, investment banker or bankers or manager or managers shall be reasonably satisfactory to NaPro.
                  (b) Conditions to Demand Registration. NaPro may delay any Demand Registration requested pursuant to Section 5(a): (i) for a single period of time not exceeding ninety (90) days (which cannot be extended), if NaPro's Board of Directors shall determine in good faith that any such Registration would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require NaPro to make public disclosure of information the public disclosure of which would have a material adverse effect on NaPro, and a certificate to that effect shall be signed on behalf of NaPro's Board of Directors and delivered to Abbott; or (ii) if NaPro determines to initiate a registered primary public offering of its securities in a registered public offering (a "Primary Offering"), in which case NaPro shall so notify Abbott within ten (10) Business Days of receiving Abbott's request for a Demand Registration and the delay of the Demand Registration may not exceed ninety (90) days from the date notice of NaPro's determination to initiate the Primary Offering is given to Abbott; provided, however, that in the event the Primary Offering is declared effective by the SEC within such ninety
(90)-day period, the permitted delay may be extended, but in no event shall the delay exceed one hundred twenty (120) days from the date the Primary Offering is declared effective.

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                                                                  EXECUTION COPY


NaPro may exercise its right to delay a Demand Registration pursuant to clause
(ii) of this Section 5(b) only once. If a Demand Registration is delayed pursuant to clause (ii) of this Section 5(b), then pursuant to Section 5(c) Abbott may request inclusion in the Primary Offering of all the Registrable Shares that were included in its request for the Demand Registration. If: (i) Abbott requests that such Registrable Shares be so included in the Primary Offering; and (ii) the number of Registrable Shares sold by Abbott in connection with the Primary Offering is 75% or more of the number of Registrable Shares sought by Abbott to be included, then Abbott shall be deemed to have used a Demand Registration. For the avoidance of doubt, however, if the number of Registrable Shares sold by Abbott in connection with the Primary Offering is less than 75% of the number of Registrable Shares sought by Abbott to be included, then Abbott shall not be deemed to have used a Demand Registration.
                  (c) Piggyback Registration. If at any time, and from time to time, NaPro proposes to register any of its Common Stock or other securities under the Securities Act (other than pursuant to Section 5(a)), NaPro shall promptly give notice to Abbott of its intention to do so. Upon the written request of Abbott, given within fifteen (15) Business Days after receipt of any such notice from NaPro, NaPro shall in each instance use its best efforts to cause the number of Shares requested by Abbott to be registered under the Securities Act and registered or qualified under any state securities law provided, however, that the obligation to give such notice and to use such best efforts shall not apply to any registration (a) on: Form S-8 (or any successor form); (b) in connection with dividend reinvestment plans or rights offering, or
(c) for the purpose of offering registered securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or capital stock of such entity or in connection with a merger, consolidation, combination or similar transaction with such entity (the Registration pursuant to this Section 5(c) is referred to in this Agreement as a "Piggyback Registration"). In the event the managing underwriter of an underwritten offering or, in the case of any offering that is not underwritten, a recognized investment banking firm shall advise NaPro in writing (and NaPro shall in each case so advise Abbott and each holder of Registrable Securities requesting registration of such advice in writing) that, market factors (including, without limitation, the aggregate number of shares requested to be registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of shares to be underwritten, then NaPro will include in such registration, to the extent of the number and type of securities which NaPro is so advised can be sold in (or during the time of) such offering first, all securities of NaPro proposed by NaPro to be sold for its own account, or, in the case of a secondary offering made pursuant to demand registration rights granted to any Person other than Abbott, all securities of NaPro that such Person proposes to sell; second, all Registrable Securities that are entitled to piggyback registration rights under agreements with NaPro in existence on the date of this Agreement, which agreements provide, as of the date hereof, that such piggyback registration rights shall have priority over the piggyback registration rights granted to Abbott under this Agreement third, such Registrable Shares requested to be included in such registration pursuant to this Agreement and Registrable Securities that are entitled to piggyback registration rights under agreements with NaPro in existence on the date of this Agreement, which agreements provide, as of the date of this Agreement, that such piggyback registration rights shall rank equally with the registration rights granted to Abbott under this Agreement, allocated pro rata based on the number of shares of Common Stock owned by such holders; and fourth, all other securities of NaPro that are not covered by one of the foregoing clauses.

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                                                                  EXECUTION COPY

                  (d) Expenses. NaPro shall pay all expenses in connection with the first Demand Registration and each Piggyback Registration and Primary Offering (which, for purposes of this Section 5(d) and Section 5(e) shall include any qualifications, notifications and exemptions) other than underwriting discounts and commissions attributable to the Registrable Shares and the fees and expenses of Abbott's counsel, and Abbott shall pay all expenses in connection with all other Demand Registrations (which, for purposes of this Section 5(d) and Section 5(e) shall include any qualifications, notifications and exemptions). Notwithstanding the preceding sentence, if: (i) Abbott had requested a Demand Registration; (ii) that Demand Registration was delayed pursuant to Section 5(b)(ii); (iii) Abbott exercised its rights under Section 5(c) to have the Registrable Shares covered by the delayed Demand Registration in the Primary Offering; (iv) as a result of the number of Registrable Shares sold in connection with the Primary Offering Abbott was deemed not to have used a Demand Registration; and (v) the number of Registrable Shares sold by Abbott in connection with the Primary Offering was more than 50% of the Registrable Shares sought by Abbott to have included, then NaPro shall no longer be obligated to pay expenses in connection with a subsequent Demand Registration.
                  (e) Indemnification. In connection with any Registration under Sections 5(a) or 5(c), NaPro shall indemnify Abbott, its directors, officers, employees and agents, and each Person, if any, who controls Abbott within the meaning of the Securities Act or the Securities Exchange Act, against all losses, claims, damages, liabilities and expenses (including reasonable fees and disbursements of counsel, and costs of investigation) arising out of: (i) any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if NaPro shall have furnished any amendments or supplements) or any preliminary prospectus; (ii) any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; or (iii) any violation or alleged violation by NaPro of the Securities Act, the Securities Exchange Act, any state blue sky or securities laws or any rule or regulation thereunder;

except insofar as such losses, claims, damages, liabilities or expenses arise out of any untrue statement or alleged untrue statement or omissions based upon information furnished in writing to NaPro by Abbott or, in the case of an underwritten offering by the underwriter for Abbott, expressly for use in such registration statement or prospectus, and NaPro and each officer, director and controlling person of NaPro shall be indemnified by Abbott for all such losses, claims, damages, liabilities and expenses arising out of any untrue, or alleged untrue, statement or omission, or alleged omission, to the extent (and only to the extent) such untrue or alleged untrue statement or omission, or alleged omission, is included by NaPro in such registration statement or prospectus in reliance upon and in conformity with information furnished in writing to NaPro by Abbott expressly for any such use provided that Abbott's indemnification obligations shall be several and not joint and several with any other Person.
                  Promptly upon receipt by an indemnified party of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 5(e), the indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 5(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense of such action, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel satisfactory to the indemnified party or unless, in the reasonable judgement of such indemnified party, a conflict of interest may exist between such indemnified party and indemnifying party. No indemnifying party who has assumed the defense of an action pursuant to this Section 5(e) shall be liable for any settlement entered into without



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                                                                  EXECUTION COPY


its consent, which consent shall not be unreasonably withheld. If the indemnification provided for in this Section 5(e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The provisions hereof shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any director, officer, employee, agent or controlling person thereof, and shall survive the transfer of securities and the termination of this Agreement.
                  (f)      Provisions Applicable to all Registrations.
                           (i) NaPro shall prepare and file a registration statement under the Securities Act and use its best efforts to cause such registration statement to become effective as soon as practicable following receipt of Abbott's request for a Demand Registration. Notwithstanding the foregoing, if NaPro shall fail to cause such registration statement to become effective within one hundred twenty
         (120) calendar days following the initial filing of the registration statement with the SEC, NaPro's failure shall not be deemed a breach of this Section 5(f), provided that NaPro used its best efforts during such one hundred twenty-day (120) period.



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



                           (ii) NaPro shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to keep the registration statement effective at all times until the earlier of nine (9) months after the initial effective date of the registration statement or until Abbott shall have given written notice that it has completed the distribution of the Registrable Shares thereunder (the "Registration Period"), and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the registration statement. Notwithstanding the foregoing, if for any reason NaPro advises Abbott that Abbott's use of the Demand Registration to sell Shares should be suspended and Abbott complies with such advice, then the Registration Period shall be extended by the aggregate number of days of such suspension.
                           (iii) NaPro shall furnish to Abbott (and Abbott's legal counsel designated pursuant to Section 5(f)(vii)): (A) promptly after the registration statement is prepared and publicly distributed and filed with the SEC, one copy of the registration statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment and supplement thereto; and (B) such number of copies of a prospectus (including a preliminary prospectus) and all amendments and supplements thereto and such other documents as Abbott may reasonably request in order to facilitate the disposition of the Registrable Shares covered by the registration statement and owned by such Abbott. NaPro shall immediately notify Abbott by facsimile of the effectiveness of the registration statement or any post-effective amendment.
                           (iv) NaPro shall use its best efforts to: (A) register and qualify the Registrable Shares covered by the registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as Abbott reasonably requests; (B) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements



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                                                                  EXECUTION COPY


         to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period; (C) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period; and (D) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions provided, however, that NaPro shall not be required in connection therewith or as a condition thereto to: (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(f)(iv); (y) subject itself to general taxation in any such jurisdiction; or (z) file a general consent to service of process in any such jurisdiction or otherwise take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it would not otherwise be so subject.
                           (v) As promptly as practicable after becoming aware of such event, NaPro shall notify Abbott of the happening of any event of which NaPro has Knowledge as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at NaPro's expense, NaPro shall promptly prepare a supplement to the prospectus or amendment to the registration statement to correct such untrue statement or omission and use its best efforts to cause any such amendment to become effective under the Securities Act, and deliver such number of copies of such supplement or amendment to Abbott as such Abbott may reasonably request.
                           (vi) NaPro shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the registration statement and any similar order of suspension by any state securities commission or similar Person, and, if such an order is issued or suspension imposed, to obtain the withdrawal of such order or suspension at the earliest



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



         possible moment and to notify Abbott (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order or suspension and the resolution thereof.
                           (vii) NaPro shall permit a single firm of legal counsel designated by Abbott to review the registration statement and all amendments and supplements thereto (as well as all requests for acceleration of effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects and will not request acceleration of the registration statement without prior notice to such counsel. The sections of the registration statement covering information with respect to Abbott, Abbott's beneficial ownership of securities of NaPro or Abbott's intended method of disposition of Registrable Securities shall conform to the information provided to NaPro by Abbott.
                           (viii) NaPro shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders as soon as reasonably practical, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering a period of at least twelve (12) months beginning with the first day of NaPro's first full calendar quarter following the date the registration statement is declared effective by the SEC (the "Effective Date").
                           (ix) NaPro shall make available for inspection, at the offices where normally kept and during reasonable business hours, by: (A) Abbott; (B) any underwriter participating in any disposition pursuant to the registration statement; (C) any firm of legal counsel and any firm of accountants or other agents retained by Abbott; and (D) one firm of legal counsel retained by all such underwriters (collectively, the "Inspectors"), all pertinent financial and other records, corporate documents and properties of NaPro (collectively, the "Records"), as shall be reasonably requested by such person as being necessary in the reasonable opinion of such person to conduct a reasonable investigation within the meaning of the Securities Act in connection with such registration statement, and cause NaPro's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence;



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                                                                  EXECUTION COPY

         provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to Abbott (subject to the limitations set forth in the last sentence of this subsection) or agents of NaPro) of any Record designated by NaPro in writing as confidential (the "Confidential Records"), unless: (x) the disclosure of such Confidential Records is necessary in connection with the Inspectors' or Abbott' assertion of any claims or actions or with their establishment of any defense in any pending administrative or judicial action or proceeding; (y) the release of such Confidential Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction; or (z) the information in such Confidential Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Abbott agrees that it shall, and shall cause each of its Inspectors to, upon learning that disclosure of such Confidential Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give notice of such request to NaPro and allow NaPro, at NaPro's expense, to undertake appropriate action to prevent disclosure of the Confidential Records. Notwithstanding the foregoing, NaPro may designate any such Records as being reviewable only by the Inspectors, and not disclosable to Abbott if NaPro reasonably believes that such Records are of a competitively sensitive nature, and disclosure to Abbott in accordance with this provision would be materially harmful to NaPro's competitive position.
                           (x) NaPro shall hold in confidence and not make any disclosure of information concerning Abbott provided to NaPro pursuant to this Section 5 unless: (A) disclosure of such information is necessary in connection with NaPro's assertion of any claims or actions or with its establishment of any defense in any pending administrative or judicial action or proceeding; (B) disclosure of such information is necessary to comply with federal or state securities laws; (C) the disclosure of such information is necessary to avoid or correct a misstatement or omission of material fact in the registration statement that directly relates to

         Abbott; (D) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction; or (E) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. NaPro agrees that it shall, upon learning that disclosure of such information concerning Abbott is sought in or by a court or governmental body of competent jurisdiction or through other means, give notice of such request to Abbott and allow Abbott, at Abbott' expense, to undertake appropriate action to prevent disclosure of the information deemed confidential.
                           (xi) NaPro shall: (A) cause all the Registrable Shares covered by the registration statement to be listed on each national securities exchange on which securities of the same class or series issued by NaPro are then listed, if any; or (B) secure the designation and quotation of all the Registrable Shares covered by the registration statement on the Nasdaq National Market.
                           (xii) NaPro shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Shares not later than the Effective Date.
                           (xiii) NaPro shall enter into such customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form as are reasonably satisfactory to NaPro with customary representations, warranties and covenants and indemnification and contribution obligations) and take all such other appropriate actions as Abbott or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares. Abbott shall be a party to such underwriting agreement and may, at its option, require that NaPro make to and for the benefit of Abbott the representations, warranties and covenants of NaPro and NaPro may, at its option, require that Abbott make to and for the benefit of NaPro, the representations, warranties and covenants of Abbott, in each case, which are being made to and for the benefit of such underwriters.
                           (xiv) NaPro shall use its best efforts to obtain an opinion from NaPro's counsel and a "cold comfort" letter from NaPro's independent public accountants in customary



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                                                                  EXECUTION COPY


         form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to Abbott, and furnish to Abbott and to each underwriter, if any, a copy of such opinion and letter addressed to Abbott and each underwriter.
                           (xv) NaPro shall cooperate with Abbott and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Shares to be sold, and cause such Registrable Shares to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Shares to the underwriters or, if not an underwritten offering, in accordance with the instructions of Abbott at least three business days prior to any sale of Registrable Shares and instruct any transfer agent and registrar of Registrable Shares to release any stop transfer orders in respect thereof.
                           (xvi) NaPro shall take all other reasonable actions necessary to expedite and facilitate disposition by Abbott of Registrable Shares pursuant to the registration statement.
                           (xvii) If any such registration statement or comparable statement under "blue sky" laws refers to Abbott by name or otherwise as the holder of any securities of NaPro, then Abbott shall have the right to require: (i) the insertion therein of language, in form and substance satisfactory to Abbott and NaPro, to the effect that the holding by Abbott of such securities is not to be construed as a recommendation by Abbott of the investment quality of NaPro's securities covered thereby and that such holding does not imply that Abbott will assist in meeting any future financial requirements of NaPro; or (ii) in the event that such reference to Abbott by name or otherwise is not in the judgment of NaPro, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to Abbott.



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



         6. Certain Limitations. NaPro shall be obligated to effect Demand Registrations as follows:
                                    (i) no more than two (2) Demand
                  Registrations with respect to the Initial Shares, any of which two (2) Demand Registrations that has not been exercised shall lapse as of the First Additional Closing Date; and
                                    (ii) no more than two (2) Demand
                  Registrations with respect to the aggregate of the Initial Shares and the First Additional Shares after the First Additional Closing Date, any of which two (2) Demand Registrations that has not been exercised shall lapse as of the Second Closing Date; and
                                    (iii) no more than two (2) Demand
                  Registrations with respect to the Shares as of the Second Additional Closing Date. NaPro shall be obligated to effect no more than three (3) Piggyback Registrations with respect to all of the Shares. A Registration will not count as one of the permitted Registrations under this paragraph 6 until it has become effective. If a Registration has remained effective for the Registration Period, such Registration shall be deemed to have been effected regardless of whether any of the Shares are ultimately sold pursuant to the Registration. A Registration that does not become effective after NaPro has filed a registration statement with respect thereto solely by reason of Abbott's refusal to proceed (other than any refusal to proceed based upon: (i) the advice of its counsel that the registration statement, or the prospectus contained therein, or other documents incorporated by reference therein, contain or contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; or (ii) a material adverse change in the condition (financial or other) of NaPro after such registration statement has been filed) shall be deemed to have been effected by NaPro. The Demand Registration and Piggyback Registration rights of Abbott shall be assignable by Abbott only to wholly owned subsidiaries of Abbott to which Abbott has transferred all of its Shares.



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         7. Holdback. (a) If requested by the managing underwriter or underwriters in an underwritten offering, or by the initial purchaser or representative of the initial purchasers in an offering under Rule 144A under the 1933 Act (a "Rule 144A Offering"), by NaPro of its equity securities (or rights to acquire such equity securities or securities convertible into or exchangeable for such equity securities), each holder of Registrable Shares agrees not to effect any public sale or distribution of any Registrable Shares of NaPro during the period commencing on the Effective Date of such underwritten offering or, in the case of a Rule 144A Offering, the date of the definitive offering memorandum for the Rule 144A Offering (or beginning up to ten (10) Business Days prior to such date if requested by the managing underwriter or underwriters in an underwritten offering or by the initial purchaser or representative of the initial purchasers in a Rule 144A Offering) and continuing until ninety (90) days following either: (i) the Effective Date of such underwritten offering or, in the case of a Rule 144A Offering, the date of the definitive offering memorandum for the Rule 144A Offering; or (ii) such earlier date, if applicable, except for any Registrable Shares that are part of such underwritten offering or Rule 144A Offering, as the case may be, or, unless otherwise permitted by such managing underwriter or underwriters in the case of an underwritten offering or by the initial purchaser or the representative of the initial purchasers in a Rule 144A Offering.
                  (b) If requested by the managing underwriter or underwriters in an underwritten offering of Registrable Shares, NaPro agrees: (i) not to effect any public sale or distribution or its Common Stock or securities convertible into or exchangeable or exercisable for Common Stock during the period commencing on the Effective Date of such underwritten offering (or beginning up to ten (10) Business Days prior to such date if requested by the managing underwriter or underwriters) and continuing until ninety (90) days following either: (A) the Effective Date of such underwritten offering; or (B) such earlier date, if applicable, except for: (x) securities that are part of such underwritten offering; (y) securities to be registered on Form S-4 or Form S-8 or any successor forms; and (z) as otherwise permitted by such managing underwriter or underwriters; and (ii) to use commercially



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reasonable efforts to cause each future holder of its privately placed Common
Stock or securities convertible into or exchangeable or exercisable for Common Stock issued by NaPro after the date of this Agreement to agree not to publicly sell or distribute such securities during the period referred to in clause (i) of this Section 7(b).
         8. SEC Filings; Public Information. So long as necessary to permit Abbott to sell Shares in accordance with Rule 144 under the Securities Act, NaPro shall use reasonable best efforts to file on a timely basis all reports required to be filed pursuant to the Securities Exchange Act, and in the event NaPro is not required to file such reports, NaPro shall make available public information required pursuant to Rule 144(c) to facilitate any sale by Abbott pursuant to Rule 144.
         9.       [Reserved].
         10.      Listing of Shares.
                  (a) Not later than the first date that Abbott is permitted to publicly sell Shares under the terms of this Agreement, NaPro shall (i) prepare and file with The Nasdaq Stock Market, Inc. (or, if applicable, any national securities exchange on which the Common Stock is then listed) an application for listing of the Shares; and (ii) to take all commercially reasonable steps necessary to cause all such shares to be approved for listing on the Nasdaq National Market (or, if applicable, any national securities exchange on which the Common Stock is then listed) as soon as practicable thereafter.
                  (b) Except in the event of a deregistration or delisting that may result from a transaction affecting NaPro outside of the ordinary course of its business, NaPro shall use commercially reasonable efforts to keep effective the registration of the Common Stock under the Securities Exchange Act and maintain the listing of the Common Stock on the Nasdaq National Market (or, if applicable, any national securities exchange on which the Common Stock may become listed).
         11. Press Releases. The Parties agree that, upon execution of this Agreement, a press release approved by both parties will be issued. Except as specifically set forth in this Section 11, neither Party (an "Originating Party") shall: (a) originate any publicity, news release or other public announcement, written or oral, whether to the public press, stockholders or otherwise, relating to this Agreement, matters



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relevant to this Agreement, amendments hereto or performance by the Parties hereunder; or (b) use the name of the other Party in any publicity, news release or other public announcement, except (i) with the prior written consent, review and approval of the other Party (a "Reviewing Party") in which case the Originating Party shall forward the proposed public announcement to the Receiving Party (which, in the case of Abbott, shall be its Manager of Public Affairs, Hospital Products Division, and in the case of NaPro, shall be its General Counsel) not less than three (3) Business Days prior to its use or publication; or (ii) as required by written state or federal securities law or regulation in the written opinion of legal counsel to the Originating Party, in which case the Originating Party will give to the Reviewing Party at least one
(1) full twenty-four (24) hour Business Day prior written notice of such proposed legally required disclosure to review, comment and propose modifications. In the event that the Reviewing Party fails to respond within the three (3) Business Day or twenty-four (24) hour period, as the case may be, the Originating Party shall be free to issue such release without comment from the Reviewing Party.
         12.      Alternative Dispute Resolution.
                  (a) Contract Breach/Cure. Should either Party breach or be alleged to have breached this Agreement, the other party may serve notice of such breach, or alleged breach, in writing upon the breaching party. The Party receiving such notice shall have ninety (90) days after receipt of the notice to cure such breach or to demonstrate that no such breach or alleged breach exists. In the event that any such breach or alleged breach remains unresolved after such 90-day period, then the matter shall forthwith be referred to alternative dispute resolution to be conducted in accordance with Exhibit G of the Development Agreement.
                  (b) Disputes, etc. All disputes, other than a dispute arising under paragraph (a) above, arising out of, relating to, or connected with this Agreement, shall forthwith be referred to alternative dispute resolution to be conducted in accordance with Exhibit G of the Development Agreement.



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



                  (c) Exclusive Remedy. The alternative dispute resolution set forth in Exhibit G of the Development Agreement shall be the exclusive means for either Party to this Agreement to seek resolution of any dispute arising out of, relating to, or connected with this Agreement, except that either Party may bring an action before a competent court for the adoption of provisional or protective measures or equitable relief. The pendency of matter referred to alternative dispute resolution to be conducted in accordance with Exhibit G of the Development Agreement shall not excuse any Party for performance under this Agreement, it being understood that such performance is without prejudice to the dispute resolution process.
                  (d) Judicial Review. Judgment on the arbitral award rendered may be entered in any court having jurisdiction or application may be made to such for a judicial acceptance of the award and an order of enforcement, as the case may be.
         13.      Miscellaneous.
                  (a) Survival. The representations and warranties set forth in this Agreement given in connection with the purchase and sale of the Initial Shares shall survive the consummation of the purchase and sale of the Initial Shares and terminate at the end of the twentieth (20th) month after the date of this Agreement. The representations and warranties set forth in this Agreement given in connection with the purchase and sale of the First Additional Shares shall survive the consummation of the purchase and sale of the First Additional Shares and terminate at the end of the twentieth (20th) month after the First Additional Closing Date. The representations and warranties set forth in this Agreement given in connection with the purchase and sale of the Second Additional Shares shall survive the consummation of the purchase and sale of the Second Additional Shares and terminate at the end of the twentieth (20th) month after the Second Additional Closing Date. The covenants and agreements set forth in this Agreement shall survive the consummation of this Agreement forever unless terminated earlier in accordance with the terms of this Agreement.
                  (b) Parties and Interest. This Agreement shall bind and inure to the benefit of the Parties named herein and their respective heirs, successors and assigns.



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                                                                  EXECUTION COPY

                  (c) Entire Transaction. This Agreement, the Development Agreement and the Loan Agreement constitute the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter of this Agreements.
                  (d) Assignment. Neither Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, except as otherwise provided herein and except that Abbott may assign its rights, interests and obligations hereunder to any of its wholly-owned subsidiaries.
                  (e) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
                  (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
                  (g) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to NaPro:

                                NaPro BioTherapeutics, Inc.
                                6304 Spine Road, Unit A
                                Boulder, CO 80301
                                Attn:  General Counsel
                                Telecopy: (303) 530-1296

                                With copy to:
                                Bartlit Beck Herman Palenchar & Scott
                                511 Sixteenth Street, Suite 700
                                Denver, CO 80202
                                Attention: James L. Palenchar
                                Fax: (303) 592-3140


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If to Abbott:
                                Abbott Laboratories
                                Hospital Products Division
                                Dept. 960, Bldg. AP30
                                200 Abbott Park Road
                                Abbott Park, IL 60064-3500
                                Attn:  President
                                Telecopy:  (847) 938-6590

                                With copy to:
                                Abbott Laboratories
                                Domestic Legal Operations
                                Dept. 322, Bldg. AP6D
                                100 Abbott Park Road
                                Abbott Park, IL  60064
                                Attn:  Divisional Vice President
                                Telecopy:  (847) 938-1206

         Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware.
                  (i) Amendments and Waivers. No amendment of any provisions of this Agreement shall be valid unless the same shall be in a writing referring to this Agreement signed by the Parties. Either Party may waive compliance by the other Party with any provision of this Agreement, which waiver must be in writing. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or



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subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
                  (k) Expenses. Except as otherwise provided in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.
                  (l) Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference to the "transactions contemplated hereby," the "transactions contemplated by this Agreement," the "transactions contemplated under this Agreement" or the "transactions contemplated pursuant to this Agreement" shall be deemed to also refer to any other document, agreement or certificate to be executed or delivered in connection with the consummation of the transaction in question contemplated by this Agreement. The Parties intend that each representation,



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warranty, and covenant contained herein shall have independent significance. If either Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.
                  (m) Restrictions on Transfer. Notwithstanding anything to the contrary set forth in this Agreement and provided the Development Agreement has not been terminated, Abbott agrees that:
                           (i) Abbott shall not sell or otherwise dispose of the Shares issued to it for a period of one (1) year from the date of such issuance (as to the Initial Shares, the First Additional Shares and the Second Additional Shares, each a "Restricted Period"). From and after the end of each Restricted Period, sales or other dispositions of the Shares by Abbott shall be limited to an amount not to exceed for each 365-day period one-half (1/2) of the Shares issued to Abbott for the relevant Restricted Period (subject to adjustment for any stock split, stock dividend, subdivision or combination of the Common Stock or any other change in corporate structure affecting the Common Stock); provided, however, that any Shares permitted to be sold, but not sold during the first such 365-day period, shall be added to the number of Shares permitted to be sold during the second such 365-day period;
                           (ii) Nothing contained in this Section 13(m) shall limit the right of Abbott to transfer any of its Shares to a direct or indirect wholly owned subsidiary of Abbott.
                           (iii) At the request of NaPro, Abbott shall supply written representations to counsel to NaPro upon which such counsel shall be entitled to rely in rendering the opinion referred to in clause (iii) of the proviso contained in the definition of "Registrable Shares." NaPro shall indemnify Abbott, its directors, officers, employees and agents, and each Person, if any, who controls Abbott within the meaning of the Securities Act or the Securities Exchange Act, against all losses, claims, damages, liabilities and expenses arising out of or relating to the offer and sale of Registrable Shares in reliance on such opinion of counsel described in clause



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                                                                  EXECUTION COPY


         (iii) of the proviso contained in the definition of "Registrable Shares," except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon the written representations by Abbott to such counsel.
                  (n) Legends. Abbott agrees to the placement on certificates representing the Shares purchased pursuant hereto, of a legend, substantially as set forth below (except that such legend shall not be placed on any Shares that have been registered under the Securities Act or if, in the opinion of counsel (which opinion shall be in form and substance reasonably satisfactory to NaPro), such legend is no longer required under the Securities Act):
           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF SUCH OTHER STATE OR JURISDICTION. THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE RESTRICTED BY THE TERMS OF THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF JULY 23, 1999 BETWEEN NAPRO BIOTHERAPEUTICS AND ABBOTT LABORATORIES, THE TERMS OF WHICH ARE AVAILABLE FROM NAPRO BIOTHERAPEUTICS, INC. UPON REQUEST."
                  (o) Specific Performance. Each Party acknowledges and agrees that the other Party may be damaged irreparably in the event of any of the provisions of this Agreement are not performed in



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accordance with their specific terms or are otherwise breached. Accordingly, each Party agrees that the other Party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of the Agreement and to enforce specifically this Agreement and the terms and Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.
                  (p) Incorporation of Schedules. The Schedules identified in this Agreement are incorporated herein by reference in their entirety and made a part hereof.
                  [ALL SCHEDULES HAVE BEEN INTENTIONALLY OMITTED. NAPRO BIOTHERAPEUTICS, INC. WILL FURNISH SUPPLEMENTALLY A COPY OF ANY
OMITTED SCHEDULE TO THE COMMISSION UPON REQUEST]
                            [Signature Page Follows.]




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                                                                  EXECUTION COPY


                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ABBOTT LABORATORIES                          NAPRO BIOTHERAPEUTICS, INC.

By:  /s/ Richard A. Gonzalez                 By: /s/ Sterling K. Ainsworth
Print Name: Richard A. Gonzalez              Print Name: Sterling K. Ainsworth
Title: President                             Title: President/CEO


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